                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         MANUFACTURERS' SERVICES LIMITED
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                    04-3258036
--------------------------------------------------- ----------------------------
(State or Other Jurisdiction of Incorporation)              (IRS Employer
                                                          Identification No.)


300 BAKER AVENUE, SUITE 106, CONCORD, MASSACHUSETTS              01742
--------------------------------------------------- ----------------------------
     (Address of Principal Executive Offices)                  (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
                                                        333-96227
                                                       ------------
                                                      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each                   Name of Each Exchange on Which Each
Class is to be Registered                  Class is to be Registered
-------------------------------- ----------------------------------------------


COMMON STOCK, $.001 PAR VALUE               NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of class)

                                  Page 1 of 3
                       Exhibit Index appears on page 2.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         COMMON STOCK, $.001 PAR VALUE

         The capital stock of Manufacturers' Services Limited (the "Company" or "MSL") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Company's Common Stock, par value $.001 per share (the "Common Stock").

         The description of the Company's Common Stock is set forth in the information provided under "Description of Capital Stock" in the prospectus which forms a part of the Registration Statement on Form S-1 (File Number 333-96227) filed under the Securities Act of 1933 with the Securities and Exchange Commission on February 4, 2000 (as amended from time to time, the "Registration Statement"), which information is incorporated herein by reference.

         Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.


ITEM 2.  EXHIBITS.

    NUMBER                                          DESCRIPTION
     1                 Restated Certificate of Incorporation of MSL (incorporated herein by reference to Exhibit 3.1 to the Registration
                       Statement).

      2 Amended and Restated By-laws of MSL (incorporated herein by reference to Exhibit 3.2 to the Registration
                       Statement).

      3 Form of certificate representing shares of common stock, $.001 par value per share (incorporated herein by reference to Exhibit 3.3 to the Registration Statement).



                                   Page 2 of 3


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         MANUFACTURERS' SERVICES LIMITED


                                          By: /s/ Kevin C. Melia
                                              ----------------------------------
                                              Name: Kevin C. Melia
                                              Title: CHIEF EXECUTIVE OFFICER
                                                     AND CHAIRMAN OF THE BOARD


Dated: May 16, 2000





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